Exhibit 4.19
FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     This FIFTH AMENDMENT (this “Amendment”) to the Second Amended and Restated Registration Rights Agreement dated as of September 13, 2000 by and among Global Sports, Inc. (n/k/a GSI Commerce, Inc.), a Delaware corporation (the “Company”), and the holders of common stock set forth on the signatures pages thereto (the “Stockholders”), as amended by the First Amendment to Second Amended and Restated Registration Rights Agreement dated as of April 5, 2001, the Second Amendment to Second Amended and Restated Registration Rights Agreement dated as of July 20, 2001, the Third Amendment to Second Amended and Restated Registration Rights Agreement dated as of July 25, 2003 and the Fourth Amendment to Second Amended and Restated Registration Rights Agreement dated as of June 26, 2004 (as so amended, the “Registration Rights Agreement”), is made as of this 5th day of August, 2009. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Registration Rights Agreement.
RECITALS
     WHEREAS, the Company and the Stockholders entered into the Registration Rights Agreement in connection with various investments by each of the Stockholders in the Company in order to provide for certain rights with respect to the registration of the shares of the Company’s Common Stock held by the Stockholders;
     WHEREAS, pursuant to a Dissolution Agreement dated January 31, 2005, Interactive Technology Holdings, LLC (“ITH”), a party to the Registration Rights Agreement, assigned to QK Holdings, Inc. (“QK”) 8,218,968 Registrable Securities;
     WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of January 31, 2005, ITH assigned to QK, among other things, certain of its rights under the Registration Rights Agreement;
     WHEREAS, QK desires to join in the Registration Rights Agreement as a “Holder” thereunder;
     WHEREAS, the Stockholders desire to amend and restate Section 2(b) of the Registration Rights Agreement concerning “Piggy-Back” registrations;
     WHEREAS, pursuant to Section 9(j) of the Registration Rights Agreement, the Registration Rights Agreement may be amended only by a written instrument duly executed by the Company and the Holders of more than 50 percent of the Registrable Securities at the time outstanding;
     WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders that the Company amend and restate Section 2(b) of the Registration Rights Agreement; and

     WHEREAS, the other parties to this Amendment, constituting the Holders of more than 50 percent of the Registrable Securities currently outstanding, believe that it is in the best interests of the Company, and therefore in their own best interests as stockholders of the Company, that Section 2(b) of the Registration Rights Agreement be amended and restated.
     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree and consent that the Registration Rights Agreement shall be amended as follows:
     1. QK hereby joins in the Registration Rights Agreement as a “Holder” thereunder.
     2. Section 2(b) of the Registration Rights Agreement is amended and restated in its entirety to read hereinafter as follows:
     "(b) “Piggy-Back” Registrations.
     (i) If, at any time, the Company proposes to register any of its Common Stock or Rights or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of an offering or sale by or on behalf of the Company of its Common Stock or Rights or such equity securities for its own account (a “primary offering”), or upon the request or for the account of any holder of its Common Stock or Rights or any such equity securities (a “secondary offering”), or for purposes of a combined primary and secondary offering (a “combined offering”), then each such time the Company shall, at least 10 business days prior to the time when any such registration statement is filed with the Commission, give prompt written notice to the Holders of its intention to do so. Such notice shall specify, at a minimum, the number and class of shares, Rights or equity securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such shares, Rights or securities, any proposed managing underwriter or underwriters of such shares, Rights or securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written direction of any Holder or Holders, given within five business days following the receipt by such Holder of any such written notice (which direction shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall include in such registration statement any or all of the Registrable Securities then held by such Holder requesting such registration (a “Selling Shareholder”) to the extent necessary to permit the sale or other disposition of such number of Registrable Securities as such Holder has so directed the Company to be so registered. Notwithstanding the foregoing, the Holders shall not have any right under this Section 2(b) if the registration proposed to be effected by the Company relates solely to shares of Common Stock, Rights or other equity securities which are issuable solely to officers or employees of the Company or any subsidiary thereof pursuant to a bona fide employee stock option, bonus or other employee benefit plan or as direct consideration in connection with a merger, exchange offer or acquisition of a business.
     (ii) In the event that the Company proposes to register shares of Common Stock, Rights or other equity securities for purposes of a primary offering, and any managing underwriter shall advise the Company and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Selling Shareholders creates a substantial risk that the price per unit the

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Company will derive from such registration will be materially and adversely affected or that the number of shares, Rights or securities sought to be registered (including, in addition to the securities sought to be registered by the Company, any securities sought to be included in such registration statement by any other shareholder pursuant to “piggyback” registration rights (a “Piggyback Shareholder”) and those sought to be registered by the Selling Shareholders) is too large a number to be reasonably sold, then the Company will include in such registration statement such number of shares, Rights or securities as the Company, the Piggyback Shareholders and such Selling Shareholders are so advised can be sold in such offering without such an effect (the “Primary Maximum Number”), as follows and in the following order of priority: (A) first, such number of shares, Rights or securities as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, but not more than 50% of the Primary Maximum Number, (B) second, such number of Registrable Securities as QK desires to register, but not more than 50% of the Primary Maximum Number, (C) third, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A) and (B) is less than the Primary Maximum Number, shares, Rights or securities of each Piggyback Shareholder that is exercising “piggyback” registration rights under a Senior Registration Rights Agreement, and (D) fourth, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A), (B) and (C) is less than the Primary Maximum Number, Registrable Securities of each Selling Shareholder and shares, Rights or securities of each other Piggyback Shareholder (provided that if Michael Rubin (“Rubin”) is a Piggyback Shareholder, only up to 1,000,000 shares, Rights or securities owned by him), pro rata, and without any priority as between the Selling Shareholders and such Piggyback Shareholders, in proportion to the number sought to be registered by each Selling Shareholder and each such Piggyback Shareholder relative to the number sought to be registered by all the Selling Shareholders and all such Piggyback Shareholders (with respect to shares requested to be registered by Rubin, subject to the cap set forth above), which in the aggregate, when added to the number of shares, Rights or securities to be registered under clauses (A), (B) and (C), equals the Primary Maximum Number.
     (iii) In the event that the Company proposes to register shares of Common Stock or other equity securities for purposes of a secondary offering, upon the request or for the account of any holder thereof pursuant to “demand” registration rights of such holder (each a “Requesting Shareholder”), and any managing underwriter shall advise the Requesting Shareholder or Shareholders and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the shares, Rights or securities sought to be registered by the Requesting Shareholders and of the Registrable Securities sought to be registered by the Selling Shareholders creates a substantial risk that the price per unit that such Requesting Shareholder or Shareholders and such Selling Shareholders will derive from such registration will be materially and adversely affected or that the number of shares, Rights or securities sought to be registered (including any securities sought to be registered at the instance of the Requesting Shareholder or Shareholders, any securities sought to be included in such Registration Statement by any Piggyback Shareholder and those sought to be registered by the Selling Shareholders) is too large a number to be reasonably sold, the Company will include in such registration statement such number of shares, Rights or securities as the Requesting Shareholders and the Selling Shareholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the “Secondary Maximum Number”), as follows and in the following order of priority: (A) first, such number of shares, Rights or securities as the

Requesting Shareholder shall have requested, but not more than 50% of the Secondary Maximum Number, (B) second, such number of Registrable Securities as QK desires to register, but not more than 50% of the Secondary Maximum Number, (C) third, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A) and (B) is less than the Secondary Maximum Number, shares, Rights or securities of each Piggyback Shareholder that is exercising “piggyback” registration rights under a Senior Registration Rights Agreement, and (D) fourth, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A), (B) and (C) is less than the Secondary Maximum Number, Registrable Securities of each Selling Shareholder and shares, Rights or securities of each other Piggyback Shareholder (provided that if Rubin is a Piggyback Shareholder, only up to 1,000,000 shares, Rights or securities owned by him), pro rata, and without any priority as between the Selling Shareholders and each such Piggyback Shareholders, in proportion to the number sought to be registered by each Selling Shareholder and such Piggyback Shareholder relative to the number sought to be registered by all the Selling Shareholders and all such Piggyback Shareholders (with respect to shares requested to be registered by Rubin, subject to the cap set forth above), which, in the aggregate, when added to the number of shares, Rights or securities to be registered under clauses (A), (B) and (C), equals the Secondary Maximum Number.
     (iv) In the event that the Company proposes to register shares of Common Stock, Rights or other equity securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Shareholder or Shareholders and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by the Selling Shareholders and any shares, Rights or securities sought to be registered by Piggyback Shareholders creates a substantial risk that the price per unit the Company and/or the Requesting Shareholders will derive from such registration will be materially and adversely affected, then the Company will include in such registration statement such number of shares, Rights or securities as the Company, the Requesting Shareholders, the Piggyback Shareholders and the Selling Shareholders are so advised can be sold in such offering without such an effect (the “Combined Maximum Number”), as follows and in the following order of priority: (A) first, such number of shares, Rights or securities as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, and any shares, Rights or securities sought to be registered by any Requesting Shareholders, but in no event shall the aggregate number of shares, Rights or securities under this clause (A) exceed 50% of the Combined Maximum Number, (B) second, such number of Registrable Securities as QK desires to register, but not more than 50% of the Combined Maximum Number, (C) third, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A) and (B) is less than the Combined Maximum Number, shares, Rights or securities of each Piggyback Shareholder that is exercising “piggyback” registration rights under a Senior Registration Rights Agreement, and (D) fourth, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A), (B) and (C) is less than the Combined Maximum Number, such number of Registrable Securities of each Selling Shareholder and such number of shares, Rights or securities of each other Piggyback Shareholder (provided that if Rubin is Piggyback Shareholder, only up to 1,000,000 shares, Rights or securities owned by him), pro rata, and without any priority as between the Selling Shareholders and each such Piggyback Shareholders, in proportion to the number sought to be registered by each Selling Shareholder and each such Piggyback Shareholder relative to the number sought to be registered by all the Requesting

Shareholders and Selling Shareholders (with respect to shares requested to be registered by Rubin, subject to the cap set forth above), which, in the aggregate, when added to the number of shares, Rights or securities to be registered under clauses (A),(B) and (C), equals the Combined Maximum Number.”
     3. The Registration Rights Agreement, as amended hereby, is in all respects ratified and confirmed and shall be and remain in full force and effect.
     4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.
     5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

GSI COMMERCE, INC. (f/k/a GLOBAL SPORTS,INC.)

By:	/s/ Michael R. Conn

Name: Title:	Michael R. Conn Executive Vice President, Finance and Chief Financial Officer

QK HOLDINGS, INC. (Assignee of Interactive Technology Holdings, LLC)

By:	/s/ Dan Feiner

Name: Title:	Dan Feiner President

SOFTBANK CAPITAL PARTNERS LP

By:	Softbank Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name:	Steven J. Murray
Title:	Admin Member Rep.

SOFTBANK CAPITAL ADVISORS FUND LP

By:	Softbank Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name:	Steven J. Murray
Title:	Admin Member Rep.

SOFTBANK CAPITAL LP

By:	Softbank Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin Member Rep.

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